UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2005

DELTA AIR LINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia 30320-6001
(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 715-2600

Registrant’s Web site address: www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement

On December 22, 2005, James M. Whitehurst held 3,787 shares of restricted stock which were granted to him under the Delta 2000 Performance Compensation Plan on January 1, 2002, in connection with his joining Delta. Pursuant to the terms of the award, the restrictions on these shares would have lapsed on January 1, 2006, subject to Mr. Whitehurst remaining employed by Delta on that date. On December 23, 2005, Mr. Whitehurst voluntarily and irrevocably relinquished his right to all of these shares.

The memorandum agreement dated December 23, 2005, between Delta and Mr. Whitehurst regarding Mr. Whitehurst’s relinquishment of shares of restricted stock, is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Memorandum agreement dated December 23, 2005, between Delta and James M. Whitehurst titled “Relinquishment of Right to Receive Shares of Restricted Stock”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

By:	/s/ Leslie P. Klemperer
Leslie P. Klemperer
Date: December 23, 2005	Vice President - Deputy General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Memorandum agreement dated December 23, 2005, between Delta and James M. Whitehurst titled “Relinquishment of Right to Receive Shares of Restricted Stock”